EX-16 OTHERDOC
          2
          0002.txt
             LETTER FROM CERTIFYING ACCOUNTANT




                                           Document is copied.
James E. Slayton, CPA
2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-865-3553




Securities & Exchange Commission        February 12, 2001
Washington, DC 20549

Dear Sir or Madam:

I have been notified that I have been replaced as accountant for Senior Care Industries, Inc. [the Company]. I previously reported on the Company's Financial Statements for the period Senior Care Industries, Inc as of December 31, 1999. The letter terminating my appointment was dated March 15, 2000.

I have read the Company's statements contained in Form 8-K/A and agree with them except that I am not in a position to agree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors, also I am not in a position to disagree or agree with changes in disclosure made by the current auditor or that John Spurgeon, CPA was not engaged regarding any matter requiring disclosure under Regulation S-B, Item 304(a)(2).

/s/ James E. Slayton
-------------------------
James E. Slayton, CPA